EXHIBIT 32

In connection with the Annual Report of Creative Learning Corporation (the “Company”), on Form 10-K/A for the period ending September 30, 2013 as filed with the Securities and Exchange Commission (the "Report"), Brian Pappas, the Company’s Principal Executive Officer, and Richard Nickelson, the Company’s Principal Financial Officer, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of their knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of the Company.

Dated: September 22, 2014	By:	/s/ Brian Pappas
Brian Pappas
Principal Executive Officer

Dated: September 30, 2014	By:	/s/ Richard Nickelson
Richard Nickelson
Principal Financial Officer